UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Election of Directors

The Federal Home Loan Bank of Indianapolis (“Bank”) announced today the certified results of the Indiana election of member directors to the Bank’s Board of Directors for terms beginning January 1, 2009 and ending December 31, 2012. Christopher A. Wolking was elected to the first open seat with 459,178 shares voted in his favor. Maurice F. Winkler III was elected to the second open seat with 447,073 shares voted in his favor. The other candidates for election in Indiana were Dan L. Moore with 407,247 shares voted, Martin M. Zorn with 265,089 shares voted, Dan Fehrenbach with 206,315 shares voted, Michael W. Shade with 137,244 shares voted, and Phillip Lucas with 83,732 shares voted. Robert F. Fix was ineligible to run for re-election due to term limits. Michael F. Petrie did not seek re-election.

Pursuant to regulations of the Federal Housing Finance Agency (“FHFA”), the members of the Bank elect directors by state to the Board from nominees who must be a director or officer of a member located in the particular state. The nominations are made by the member institutions and not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the FHFA by completing an FHFA-prescribed eligibility certification form.

Item 9.01.	Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the election is attached as Exhibit 99.1 to this report, and a copy of the press release announcing the results of the election is attached as Exhibit 99.2 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Chief Accounting Officer

By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to shareholders dated November 10, 2008

99.2	Press Release issued on November 10, 2008